UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices, including zip code)

(972) 673-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On September 7, 2010, Microtune, Inc. (“Microtune” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company, Zoran Corporation (“Parent” or “Zoran”) and Maple Acquisition Corp., a wholly owned subsidiary of Parent (“Sub”).

Merger Agreement

The Merger Agreement provides for a business combination whereby Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Sub will cease and the Company will continue as the surviving corporation in the Merger. At the effective time of the Merger, each share of common stock of the Company (other than shares owned by the Company, Parent and Sub) will be converted into the right to receive $2.92 in cash, without interest. In addition, restricted stock units denominated in shares of Company common stock outstanding immediately prior to the consummation of the Merger will be converted into restricted stock units denominated in shares of Parent common stock based on the formula contained in the Merger Agreement, except for restricted stock units held by non-employee directors, which, in accordance with the terms of the 2000 Director Stock Plan, will be converted into the right to receive cash. Each option to purchase shares of Company common stock outstanding immediately prior to the consummation of the Merger will fully accelerate and be 100% vested immediately prior to the effective time in accordance with the terms of the Company’s stock plans. At the effective time, each outstanding and unexercised option will be canceled. Holders of canceled options with a per share exercise price less than $2.92 will be entitled to receive a cash payment equal to the difference between the per share exercise price and $2.92, multiplied by the number of shares subject to such option, less any applicable tax withholding.

The Merger, anticipated to close before the end of the year, is subject to the approval of the Company’s stockholders representing a majority of the outstanding shares of common stock of the Company. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other customary closing conditions.

The Merger Agreement contains various representations, warranties and covenants of the Company, Parent and Sub, including, among others, covenants by the Company to:

•	call and hold a stockholder meeting to adopt the Merger Agreement;

•	have its board of directors recommend that the Company’s stockholders adopt the Merger Agreement (subject to certain exceptions);

•	abide by a non-solicitation or “no shop” provision described below; and

•

conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing of the Merger and to refrain from certain kinds of transactions and activities during that period.

The Merger Agreement contains a non-solicitation or “no shop” provision restricting the Company from soliciting alternative acquisition proposals from third parties and from furnishing non-public information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows the Company under certain circumstances to furnish non-public information to and participate in discussions with third parties with respect to a bona fide unsolicited written alternative acquisition proposal that constitutes or is reasonably likely to lead to a superior offer and, under certain circumstances, to terminate the Merger Agreement. The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, including a termination in connection with a superior offer, the Company may be obligated to pay Parent a termination fee of $5,000,000.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition the Company, Parent or Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Rights Amendment

Immediately prior to the execution of the Merger Agreement, on September 7, 2010, the Company entered into a First Amendment (the “Amendment”) to its Rights Agreement, dated as of March 4, 2002, between the Company and Computershare Investor Services, LLC (the “Rights Agreement”). The Amendment provides that the execution of the Merger Agreement and the consummation of the transactions contemplated thereby shall not cause (i) the rights to purchase one-thousandth of a share of the Company’s Series A Preferred Stock to become exercisable under the Rights Agreement, (ii) Parent or any of its subsidiaries, including Sub, to be deemed an “Acquiring Person”, or (iii) the “Distribution Date”, the “Share Acquisition Date” or a “Triggering Event” (as each is defined in the Rights Agreement) to occur. The Amendment also provides that the Rights Agreement shall terminate immediately prior to the consummation of the Merger.

A copy of the Amendment is incorporated herein by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2010. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement – Rights Amendment” which is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2010, in connection with the Merger, the Company entered into severance agreements with James A. Fontaine, the Company’s Chief Executive Officer and President, Justin M. Chapman, the Company’s Chief Financial Officer, Phillip D. Peterson, the Company’s General

Counsel, Barry F. Koch, the Company’s Executive Vice President and Robert S. Kirk, the Company’s Vice President of Worldwide Sales (the “Severance Agreements”). The Severance Agreements replace the existing Amended and Restated Severance and Change in Control agreements that the Company has in place with each of the executives listed above (the “Existing Agreements”), effective as of, and contingent upon, the closing of the Merger. The Company’s Board of Directors and the Compensation Committee of the Board of Directors have approved the Severance Agreements.

The Severance Agreements with Mr. Fontaine, Chapman and Peterson provide (i) a cash payment at the closing of the Merger equal to the accrued bonus as provided in the Severance Agreements, (ii) a transition services period following the Merger (varying from 2 to 4 months for each executive) during which time the executives will provide integration-related services to the Company and Parent, and (iii) an agreement that the Company will terminate each executive’s employment at the conclusion of the transition services period in exchange for a cash lump sum severance payment equal to the executive’s base salary, target bonus opportunity, as provided in the Existing Agreements, and the estimated cash value of service-vested RSUs vesting in May 2011. In addition, a portion of the severance equal to $200,000 payable to each of Mr. Fontaine and Mr. Chapman is conditioned on their compliance with their respective one-year post-termination, non-competition and non-solicitation agreements, which agreements are contingent upon and effective immediately prior to the closing of the Merger. Mr. Fontaine and Mr. Peterson are also entitled to reimbursement of COBRA medical continuation coverage premiums for 12 months after termination.

The Severance Agreements with Mr. Koch and Mr. Kirk provide upon a termination of service by the Company without “cause” or resignation by the executive for “good reason” (as such terms are defined in the Severance Agreements), or the executive’s employment terminates due to death or disability, in each case occurring within 12 months after the Merger, each executive will receive cash severance in an amount equal to base salary, target bonus opportunity, as provided in the Existing Agreements, and the estimated cash value of RSUs vesting in May 2011. In addition, Mr. Kirk is entitled to reimbursement of COBRA medical continuation coverage premiums for 12 months after termination. The agreements provide for severance equal to one-half the above amounts (other than RSU vesting which is unreduced but not available for the entire severance period) upon a termination of service by the Company without “cause” or resignation by the executive for “good reason” or the executive’s employment terminates due to death or disability, in each case occurring between 12 and 24 months after the Merger and no severance for terminations after 24 months.

The foregoing description of the Severance Agreements is not a complete description and is qualified by reference to the full text of the Severance Agreements (including the non-competition and non-solicitation agreement exhibits thereto), which the Company has filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Also on September 7, 2010, Microtune GmbH & Co. KG entered into an agreement amending the Managing Director Contract dated October 29, 2007, with Mr. Koch (the “Amendment Agreement”). The Amendment Agreement sets forth the terms and conditions applying to Mr. Koch’s temporary assignment to perform services for Zoran Corporation in the United States for a period of two years following the Merger. During the assignment Mr. Koch will serve as Vice President and General Manager, Broadband Receivers Unit of Home Entertainment Division. The Amendment Agreement provides that Mr. Koch will receive an annual gross salary of $240,000 during the assignment in addition to certain travel, relocation and tax equalization benefits described in an assignment agreement, attached as an exhibit to the Amendment Agreement. The foregoing description is not a complete description of the Amendment Agreement and is qualified in its entirety by the full text of the Amendment Agreement (including the assignment agreement exhibit) filed herewith as Exhibit 10.6 to this Current Report on Form 8-K.

Item 8.01	Other Events

On September 8, 2010, Parent issued a press release announcing the execution of the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Microtune, Inc. (“Microtune”) that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Microtune and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of Microtune and Zoran Corporation; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (8) the possibility that Microtune may be adversely affected by other economic, business, and/or competitive factors. Microtune is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Microtune’s Annual Report on Form 10-K for the year ended December 31, 2009 and Microtune’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, each as filed with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this document are beyond Microtune’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

Microtune plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Maple Acquisition Corp., pursuant to which Microtune would be acquired by Zoran Corporation (the “Merger”). Investors and stockholders are urged to read the proxy statement carefully when it becomes available because it will contain important information about the Merger and the parties to the merger. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by Microtune at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free at Microtune’s Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-sec or from Microtune by contacting Investor Relations by telephone at 972-673-1850 or by mail at Microtune, Inc., 2201 10th Street, Plano, Texas, 75074, Attn: Investor Relations Department.

Microtune and Zoran and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding Zoran’s directors and officers is available in Zoran’s proxy statement for its 2010 annual meeting of stockholders and Zoran’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information concerning the interests of Microtune’s participants in the solicitation, which may, in some cases, be different than those of Microtune stockholders generally, is set forth in Microtune’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 9, 2010 and available on Microtune’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-sec, and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between Microtune, Inc., Zoran Corporation, and Maple Acquisition Corp., dated as of September 7, 2010

4.1*	Amendment No. 1 dated as of September 7, 2010 to the Rights Agreement dated as March 4, 2002, between the Company and Mellon Investor Services LLC

10.1	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and James A. Fontaine (including as Exhibit A, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and James A. Fontaine)

10.2	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Justin M. Chapman (including as Exhibit A, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Justin M. Chapman)

10.3	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Phillip D. Peterson

10.4	Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Robert S. Kirk

10.5	Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Barry F. Koch

10.6	Amendment Agreement, dated as of September 7, 2010, to the Managing Director Contract dated October 29, 2007, between Microtune GmbH & Co. KG and Barry F. Koch (including as Exhibit 1, Assignment Condition Agreement, dated as of September 7, 2010, between Microtune GmbH & Co. KG and Barry F. Koch)

99.1	Press Release dated September 8, 2010

*	Previously filed as Exhibit 4.2 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on September 8, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

/S/ JAMES A. FONTAINE
James A. Fontaine Chief Executive Officer

Date: September 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between Microtune, Inc., Zoran Corporation, and Maple Acquisition Corp., dated as of September 7, 2010

4.1*	Amendment No. 1 dated as of September 7, 2010 to the Rights Agreement dated as March 4, 2002, between the Company and Mellon Investor Services LLC

10.1	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and James A. Fontaine (including as Exhibit A, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and James A. Fontaine)

10.2	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Justin M. Chapman (including as Exhibit A, Non-Competition, Non-Solicitation, and Non-Disclosure Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Justin M. Chapman)

10.3	Transition Services and Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Phillip D. Peterson

10.4	Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Robert S. Kirk

10.5	Severance Agreement, dated as of September 7, 2010, by and between Microtune, Inc. and Barry F. Koch

10.6	Amendment Agreement, dated as of September 7, 2010, to the Managing Director Contract dated October 29, 2007, between Microtune GmbH & Co. KG and Barry F. Koch (including as Exhibit 1, Assignment Condition Agreement, dated as of September 7, 2010, between Microtune GmbH & Co. KG and Barry F. Koch)

99.1	Press Release dated September 8, 2010

*	Previously filed as Exhibit 4.2 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on September 8, 2010 and incorporated herein by reference.